Exhibit 99.1
Carter Validus Mission Critical REIT, Inc.
Fourth Quarter and Full Year 2018 Results
TAMPA, FL (April 5, 2018) - Carter Validus Mission Critical REIT, Inc., or the Company, a public, non-traded real estate investment trust focused on mission critical healthcare properties, announced operating results for the fourth quarter and full year ended December 31, 2018.
Quarter Ended December 31, 2018, Highlights

•	Net income attributable to common stockholders totaled $2.1 million.

•	Net operating income from continuing operations, or NOI, totaled $17.5 million.

•	Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to common stockholders equaled $10.5 million.

•	Modified funds from operations, or MFFO, as defined by the Institute for Portfolio Alternatives, or the IPA, attributable to common stockholders equaled $7.3 million.

•
Effective October 1, 2018, the price per share of the Company's common stock issued pursuant to its distribution reinvestment plan, or DRIP, is $5.33, reflecting the net asset value per share established on September 27, 2018, by the Company's board of directors.

•
October 24, 2018, the Company entered into a lease agreement with a new tenant, the Board of Regents of the University of Texas System, which is an affiliate of the University of Texas Medical Branch and Aaa-rated by Moody’s Investors Service, to lease the UTMB Health Clear Lake Campus (formerly known as the Bay Area Regional Medical Center) property.

Michael Seton, Chief Executive Officer and President of the Company stated, “Our 2018 results are down from the prior year, primarily as a result of one-time charges related to the financial difficulty of a former tenant at our property formerly known as the Bay Area Regional Medical Center, which is now named the UTMB Health Clear Lake Campus. However, we demonstrated our real estate skillsets by re-leasing the property, which is an approximately 370,000 square foot building, to a Aaa-rated tenant that is an affiliate of the University of Texas Medical Branch, pursuant to a long-term lease agreement. Of particular significance this year, we completed the sale of all of the Company’s data center properties, which generated an approximately 10.5% aggregate unleveraged IRR and allowed us to make a special distribution of approximately $560 million to our stockholders. In addition to these successes, we had other positive outcomes, including the re-positioning of certain properties and completion of various capital improvement projects. We remain focused on maximizing stockholder value on our remaining 61 properties, which are well-diversified amongst tenancy and geography across the United States.”
An explanation of FFO, MFFO and NOI, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, are included at the end of this exhibit.
Financial Results
The reductions in net income attributable to common stockholders during the periods presented below are primarily the result of the Company selling 15 of the 20 data center properties during the quarter and year ended December 31, 2017, resulting in gains on sale in that period that were greater than the comparable periods in 2018 and no longer having the related rental revenue from those properties. Additionally, net income was affected by one of the Company's former tenants, Bay Area Regional Medical

Center, LLC, or Bay Area, which experienced financial difficulties and ultimately ceased operations. The reductions in FFO and MFFO during the periods presented below are the result of the same factors except for the gains on sales which are removed when calculating these metrics.
Quarter Ended December 31, 2018, Compared to Quarter Ended December 31, 2017

•	Net income attributable to common stockholders was $2.1 million for the quarter ended December 31, 2018, compared to $150.2 million for the quarter ended December 31, 2017, or a decrease of 99%.

•
FFO attributable to common stockholders was $10.5 million for the quarter ended December 31, 2018, a decrease of 57%, compared to FFO attributable to common stockholders of $24.5 million for the quarter ended December 31, 2017.

•
MFFO attributable to common stockholders was $7.3 million for the quarter ended December 31, 2018, a decrease of 62%, compared to MFFO attributable to common stockholders of $19.4 million for the quarter ended December 31, 2017.

Year Ended December 31, 2018, Compared to Year Ended December 31, 2017

•
Net loss attributable to common stockholders was $4.0 million for the year ended December 31, 2018, compared to net income of $177.3 million for the year ended December 31, 2017, or a decrease of 102%.

•	FFO attributable to common stockholders was $20.2 million for the year ended December 31, 2018, a decrease of 81%, compared to $104.0 million for the year ended December 31, 2017.

•	MFFO attributable to common stockholders was $29.4 million for the year ended December 31, 2018, a decrease of 65%, compared to $84.4 million for the year ended December 31, 2017.
Operating Results
Quarter Ended December 31, 2018, Compared to Quarter Ended December 31, 2017

•	NOI from continuing operations was $17.5 million for the quarter ended December 31, 2018, a decrease of 2%, compared to $17.8 million for the quarter ended December 31, 2017.

•	Total revenue from continuing operations was $20.1 million for the quarter ended December 31, 2018, a decrease of 13%, compared to $23.0 million for the quarter ended December 31, 2017.
Year Ended December 31, 2018, Compared to Year Ended December 31, 2017
The reductions in NOI from continuing operations, total revenue from continuing operations and same store rental revenue and tenant reimbursement revenue during the year ended December 31, 2018, are primarily the result of an increase in bad debt expense related to Bay Area. The Company terminated the lease with Bay Area on August 13, 2018 and re-leased the property to a new tenant, the Board of Regents of the University of Texas System on October 24, 2018.

•	NOI from continuing operations was $45.1 million for the year ended December 31, 2018, a decrease of 45%, compared to $81.3 million for the year ended December 31, 2017.

•	Total revenue from continuing operations was $56.4 million for the year ended December 31, 2018, a decrease of 40%, compared to $94.4 million for the year ended December 31, 2017.

•	Same store rental revenue and tenant reimbursement revenue were $54.3 million for the year ended December 31, 2018, a decrease of 38%, compared to $87.6 million for the year ended December 31, 2017.
Portfolio Overview and Leasing Activity

The Company sold seven real estate properties in 2018, which consisted of five data centers (generating net proceeds of $238.1 million) and two healthcare properties (generating net proceeds of $3.0 million). The data center sales completed the Company's disposition of data center assets, realizing a total of $1.4 billion in net proceeds, which represented an approximate 10.5% unleveraged internal rate of return.

The Company leased the UTMB Health Clear Lake Campus (formerly known as the Bay Area Regional Medical Center) property. The lease agreement has an initial 15-year term with three 5-year renewal options and provides for a fixed base rent for the first five years of the lease term that will be payable monthly, subsequent to a free-rent period from October 1, 2018 to June 30, 2019.
During the year ended December 31, 2018, the Company recorded $6.6 million in real estate impairment related to two healthcare properties.
The Company's operating portfolio had a weighted average occupancy of 91.6% as of December 31, 2018, with two properties vacant, and a weighted average remaining lease term of 12.1 years.
As of December 31, 2018, the Company owned 61 properties, located in 32 markets, comprised of approximately 2.4 million of leased rentable square feet.
Balance Sheet and Liquidity
As of December 31, 2018, the Company had total principal debt outstanding of $226.3 million, and a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair value of real estate, of 16.0%. The Company’s outstanding debt was comprised of 24.7% fixed rate debt (including debt fixed through the use of interest rate swaps) and 75.3% variable rate debt.
At December 31, 2018, the Company had liquidity of $165.0 million, consisting of $43.1 million in cash and cash equivalents and $121.9 million in borrowing base availability on the unsecured credit facility.
Distributions
During the fourth quarter of 2018, the Company paid aggregate distributions of $16.0 million ($8.5 million in cash and $7.5 million reinvested in shares of common stock pursuant to the DRIP). During the year ended December 31, 2018, the Company paid aggregate distributions of $642.9 million ($601.1 million in cash and $41.8 million through the DRIP). Out of the $601.1 million in distributions paid in cash, on March 16, 2018, the Company paid $556.2 million of special cash distributions in connection with sales of certain properties.
The Company declared distributions per share of common stock in the amount of $0.08 and $3.49 in the fourth quarter and the year ended December 31, 2018, respectively.
Supplemental Information
The Company routinely announces material information to investors and the marketplace using press releases, SEC filings and the Company's website at www.cvmissioncriticalreit.com/pressreleases.html. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions and other supplemental information may be found attached to the Form 8-K filed April 5, 2019. A comprehensive listing of the Company's properties is available at www.cvmissioncriticalreit.com/property_gallery.html.
About Carter Validus Mission Critical REIT, Inc.
Carter Validus Mission Critical REIT, Inc. is a public, non-traded corporation headquartered in Tampa, Florida, that has elected to be taxed as a real estate investment trust and invests in mission critical healthcare real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are predicated on current assumptions regarding operational strategies, anticipated events and trends, the economy, and other future conditions. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended filed with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:
Miranda Davidson
IR@cvreit.com

Balance Sheet (amounts in thousands, except share data)

	December 31, 2018	December 31, 2017
ASSETS
Real estate:
Land	$72,700	$73,769
Buildings and improvements, less accumulated depreciation of $100,897 and $86,092, respectively	806,637	834,419
Total real estate, net	879,337	908,188
Cash and cash equivalents	43,133	336,500
Acquired intangible assets, less accumulated amortization of $23,822 and $23,640, respectively	59,681	86,938
Other assets, net	40,964	79,140
Assets of discontinued operations, net ($0 and $6,852, respectively, related to VIE)	401	213,833
Total assets	$1,023,516	$1,624,599
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $75 and $875, respectively	$36,214	$140,602
Credit facility	190,000	—
Accounts payable due to affiliates	1,329	2,372
Accounts payable and other liabilities	16,703	28,195
Intangible lease liabilities, less accumulated amortization of $5,712 and $4,694, respectively	16,537	17,555
Liabilities of discontinued operations, net ($0 and $599, respectively, related to VIE)	13	5,058
Total liabilities	260,796	193,782
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 203,114,678 and 196,892,945 shares issued, respectively; 183,081,839 and 186,181,545 shares outstanding, respectively	1,831	1,862
Additional paid-in capital	1,612,969	1,635,329
Accumulated distributions in excess of earnings	(852,505)	(211,750)
Accumulated other comprehensive income	425	407
Total stockholders’ equity	762,720	1,425,848
Noncontrolling interests	—	4,969
Total equity	762,720	1,430,817
Total liabilities and stockholders’ equity	$1,023,516	$1,624,599

Quarterly Income Statement (amounts in thousands, except share data and per share amounts)

	Three Months Ended December 31,
	2018	2017
Revenue:
Rental revenue	19,401	$26,887
Provision for doubtful accounts related to rental revenue	(509)	$(6,726)
Tenant reimbursement revenue	1,261	$3,787
Provision for doubtful accounts related to tenant reimbursement revenue	(4)	(964)
Total revenue	20,149	22,984
Expenses:
Rental expenses	2,602	5,181
General and administrative expenses	1,632	1,981
Asset management fees	2,401	2,626
Depreciation and amortization	7,692	9,449
Total expenses	14,327	19,237
Income from operations	5,822	3,747
Other expense:
Other interest and dividend income	160	1,596
Interest expense, net	(3,131)	(3,354)
Provision for loan losses	(32)	(305)
Impairment loss on real estate	(757)	(39,147)
Total other expense	(3,760)	(41,210)
Income (loss) from continuing operations	2,062	(37,463)
Loss (income) from discontinued operations	(9)	231,964
Net Income	2,053	194,501
Net loss (income) attributable to noncontrolling interests in consolidated partnerships	7	(44,308)
Net income attributable to common stockholders	$2,060	$150,193
Other comprehensive loss:
Unrealized loss on interest rate swaps, net	$(424)	$(2,742)
Other comprehensive loss	(424)	(2,742)
Comprehensive income	$1,629	$191,759
Comprehensive income (loss) attributable to noncontrolling interests in consolidated partnerships	7	(44,308)
Comprehensive income attributable to common stockholders	$1,636	$147,451
Weighted average number of common shares outstanding:
Basic	182,656,235	186,182,196
Diluted	182,678,735	186,182,196
Net income (loss) per common share attributable to common stockholders:
Basic:
Continuing operations	$0.01	$(0.20)
Discontinued operations	—	1.01
Net income attributable to common stockholders	$0.01	$0.81
Diluted:
Continuing operations	$0.01	$(0.20)
Discontinued operations	—	1.01
Net income attributable to common stockholders	$0.01	$0.81

Annual Income Statement (amounts in thousands, except share data and per share amounts)

	For the Year Ended December 31,
	2018	2017
Revenue:
Rental revenue	$91,226	$106,612
Provision for doubtful accounts related to rental revenue	(36,478)	(17,930)
Tenant reimbursement revenue	5,898	8,557
Provision for doubtful accounts related to tenant reimbursement revenue	(4,284)	(2,825)
Total revenue	56,362	94,414
Expenses:
Rental expenses	11,225	13,071
General and administrative expenses	6,004	7,185
Asset management fees	9,809	10,611
Depreciation and amortization	51,001	33,540
Total expenses	78,039	64,407
(Loss) income from operations	(21,677)	30,007
Other income (expense):
Other interest and dividend income	3,763	3,147
Interest expense, net	(13,506)	(19,109)
Provision for loan losses	(2,782)	(11,936)
Impairment loss on real estate	(6,588)	(39,147)
Gain on real estate dispositions	218	—
Total other expense	(18,895)	(67,045)
Loss from continuing operations	(40,572)	(37,038)
Income from discontinued operations	36,591	261,675
Net (loss) income	(3,981)	224,637
Net loss (income) attributable to noncontrolling interests in consolidated partnerships	22	(47,326)
Net (loss) income attributable to common stockholders	$(3,959)	$177,311
Other comprehensive income (loss):
Unrealized income (loss) on interest rate swaps, net	$18	$(1,416)
Other comprehensive income (loss)	18	(1,416)
Comprehensive (loss) income	(3,963)	223,221
Comprehensive loss (income) attributable to noncontrolling interests in consolidated partnerships	22	(47,326)
Comprehensive (loss) income attributable to common stockholders	$(3,941)	$175,895
Weighted average number of common shares outstanding:
Basic	182,667,312	185,922,468
Diluted	182,667,312	185,922,468
Net (loss) income per common share attributable to common stockholders:
Basic:
Continuing operations	$(0.22)	$(0.20)
Discontinued operations	0.20	1.15
Net (loss) income attributable to common stockholders	$(0.02)	$0.95
Diluted:
Continuing operations	$(0.22)	$(0.20)
Discontinued operations	0.20	1.15
Net (loss) income attributable to common stockholders	$(0.02)	$0.95

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as total revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, acquisition related expenses, asset management fees and interest expense, net. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2018.
The following is a reconciliation of net income, which is the most directly comparable GAAP financial measure, to net operating income from continuing operations for the three and twelve months ended December 31, 2018 and 2017 (amounts in thousands):

	Three Months Ended December 31,
	2018	2017
Revenue:
Rental and tenant reimbursement revenue, net	$20,149	$22,984
Expenses:
Rental expenses	2,602	5,181
Net operating income from continuing operations	17,547	17,803

Expenses:
General and administrative expenses	1,632	1,981
Asset management fees	2,401	2,626
Depreciation and amortization	7,692	9,449
Income from operations	5,822	3,747
Other income (expense):
Other interest and dividend income	160	1,596
Interest expense, net	(3,131)	(3,354)
Provision for loan losses	(32)	(305)
Impairment loss on real estate	(757)	(39,147)
Income (loss) from continuing operations	2,062	(37,463)
(Loss) income from discontinued operations	(9)	231,964
Net income	$2,053	$194,501

	Twelve Months Ended December 31,
	2018	2017
Revenue:
Rental and tenant reimbursement revenue, net	$56,362	$94,414
Expenses:
Rental expenses	11,225	13,071
Net operating income from continuing operations	45,137	81,343

Expenses:
General and administrative expenses	6,004	7,185
Asset management fees	9,809	10,611
Depreciation and amortization	51,001	33,540
(Loss) income from operations	(21,677)	30,007
Other income (expense):
Other interest and dividend income	3,763	3,147
Interest expense, net	(13,506)	(19,109)
Provision for loan losses	(2,782)	(11,936)
Impairment loss on real estate	(6,588)	(39,147)
Gain on real estate dispositions	218	—
Loss from continuing operations	(40,572)	(37,038)
Income from discontinued operations	36,591	261,675
Net income	$(3,981)	$224,637
The Company generates almost all of the net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development. By evaluating the property net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions on net income.
The following breaks out same store and non-same store components of net operating income for the twelve months ended December 31, 2018 and 2017 (amounts in thousands):

	Twelve Months Ended December 31,
	2018	2017
Revenue:
Same store rental revenue	$53,195	$83,183
Same store tenant reimbursement revenue	1,065	4,422
Non-same store rental and tenant reimbursement revenue	2,087	6,772
Other operating income	15	37
Total revenue	56,362	94,414
Expenses:
Same store rental expenses	10,339	11,292
Non-same store rental expenses	886	1,779
Net operating income	$45,137	$81,343
One of the Company’s objectives is to provide cash distributions to its stockholders from cash generated by the Company’s operations. The purchase of real estate assets and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of the Company’s business plan in order to generate cash from operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO which the Company believes is an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines FFO, consistent with NAREIT’s definition, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.
The Company, along with others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation and amortization and asset impairment write-downs, which the Company believes provides a more complete understanding of its performance to investors and to its management, and when compared year over year, reflects the impact on the Company’s operations from trends in occupancy. Publicly registered, non-listed REITs, such as the Company, typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operations. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that publicly registered, non-listed REITs, like the Company, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. Thus, the Company will not continuously purchase real estate assets and intends to have a limited life. Due to these factors and other unique features of publicly registered, non-listed REITs, the IPA has standardized a measure known as modified funds from operations, or MFFO, which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines MFFO, a non-GAAP measure, consistent with the IPA’s definition in its Practice Guideline: FFO further adjusted for the following items included in the determination of GAAP net income; acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments related to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income, and after adjustments for a consolidated and unconsolidated partnership and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company’s MFFO calculation complies with the IPA’s Practice Guideline, described above. In calculating MFFO, the Company excludes amortization of above and below-market leases, amounts related to straight-line rents (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payment), the adjustments related to contingent purchase price obligations, ineffectiveness of interest rate swaps and the adjustments of such items related to the Company's noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to the Company.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the quarterly periods presented below and twelve months ended December 31, 2018 and 2017 (amounts in thousands, except share data and per share amounts):

	Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Net income (loss) attributable to common stockholders	$2,060	$5,570	$5,642	$(17,231)	$150,193
Adjustments:
Depreciation and amortization	7,692	7,243	7,245	28,821	11,259
Impairment loss on real estate	757	—	5,831	—	39,147
Gain on real estate dispositions from discontinued operations	—	(4,007)	(10,666)	(18,578)	(224,133)
Gain on real estate dispositions from continuing operations	—	—	(218)	—	48,052	(3)
FFO attributable to common stockholders	$10,509	$8,806	$7,834	$(6,988)	$24,518
Adjustments:
Amortization of intangible assets and liabilities (1)	134	(184)	(223)	(227)	(784)
Straight-line rent (2)	(3,329)	(1,078)	(1,175)	15,116	(3,231)
Loss on debt extinguishment	—	—	207	—	4,498
Noncontrolling interests’ share of the above adjustments related to the consolidated partnerships	—	—	—	—	(5,564)	(4)
MFFO attributable to common stockholders	$7,314	$7,544	$6,643	$7,901	$19,437
Weighted average common shares outstanding - basic	182,656,235	181,260,431	181,128,292	185,673,400	186,182,196
Weighted average common shares outstanding - diluted	182,678,735	181,282,589	181,128,292	185,673,400	186,182,196
Weighted average common shares outstanding - diluted for FFO	182,678,735	181,282,589	181,146,292	185,673,400	186,196,828
Net income (loss) per common share - basic	$0.01	$0.03	$0.03	$(0.09)	$0.80
Net income (loss) per common share - diluted	$0.01	$0.03	$0.03	$(0.09)	$0.80
FFO per common share - basic	$0.06	$0.05	$0.04	$(0.04)	$0.13
FFO per common share - diluted	$0.06	$0.05	$0.04	$(0.04)	$0.13

(1)
Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and are amortized, similar to depreciation and amortization of real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(2)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. For the quarter ended March 31, 2018, we wrote off approximately $17,628,000 of straight-line rent, which related to Bay Area, a former tenant that was experiencing financial difficulties. For the quarter ended December 31, 2018, we wrote off approximately $418,000 of straight-line rent as a result of a lease termination. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.

(3)	Of this amount, $(134,000) related to depreciation and amortization and $48,186,000 related to gain on real estate dispositions.

(4)	Of this amount, $216,000 related to straight-line rents, $166,000 related to above- and below-market leases and $(5,946,000) related to loss on debt extinguishment.

	For the Year Ended December 31,
	2018	2017
Net (loss) income attributable to common stockholders	$(3,959)	$177,311
Adjustments:
Depreciation and amortization	51,001	65,750
Impairment loss on real estate	6,588	39,147
Gain on real estate dispositions from discontinued operations	(33,251)	(224,133)
Gain on real estate dispositions from continuing operations	(218)	—
Noncontrolling interests’ share of the above adjustments related to the consolidated partnerships	—	45,880	(3)
FFO attributable to common stockholders	$20,161	$103,955
Adjustments:
Amortization of intangible assets and liabilities (1)	$(500)	$(3,118)
Change in fair value of contingent consideration	—	(2,920)
Straight-line rent (2)	9,534	(13,342)
Loss on debt extinguishment	207	4,513
Noncontrolling interests’ share of the above adjustments related to the consolidated partnerships	—	(4,715)	(4)
MFFO attributable to common stockholders	$29,402	$84,373
Weighted average common shares outstanding - basic	182,667,312	185,922,468
Weighted average common shares outstanding - diluted	182,667,312	185,922,468
Weighted average common shares outstanding - diluted for FFO	182,689,646	185,940,379
Net income per common share - basic	$(0.02)	$0.95
Net income per common share - diluted	$(0.02)	$0.95
FFO per common share - basic	$0.11	$0.56
FFO per common share - diluted	$0.11	$0.56

(1)
Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and are amortized, similar to depreciation and amortization of real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(2)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays, if applicable). This may result in income recognition that is significantly different than the underlying contract terms. For the year ended December 31, 2018, we wrote off approximately $18,046,000 of straight-line rent, of which $17,628,000 related to Bay Area, a former tenant that was experiencing financial difficulties. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.

(3)	Of this amount, $(2,306,000) related to depreciation and amortization and $48,186,000 related to gain on real estate dispositions.

(4)	Of this amount, $489,000 related to straight-line rents, $742,000 related to above- and below-market leases and $(5,946,000) related to loss on debt extinguishment.